EXHIBIT 23.1





CORPDAL:64313.1 20661-00023

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-9) pertaining to the Dallas Semiconductor Corporation 1987 Stock Option Plan and the 1993 Officer & Director Stock Option Plan of our report dated January 7, 1997, with respect to the consolidated financial statements an schedule of Dallas Semiconductor Corporation incorporated by reference in is Annual Report (Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP


Dallas, Texas
June 2, 1997

CORPDAL:64313.1 20661-00023